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                                                                    EXHIBIT 10.1

                                 TBC CORPORATION

                              AMENDED AND RESTATED
                            1989 STOCK INCENTIVE PLAN

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Effective April 27, 1989
Amended April 26, 1990 and April 23, 1992
Amended and Restated April 23, 1997
Amended and Restated August 9, 2002
Amended and Restated July 1, 2005

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                                Table of Contents

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                                                                        Page
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Section  1.   Purpose................................................    1

Section  2.   Definitions............................................    1

Section  3.   Shares Subject to the Plan.............................    4

Section  4.   Administration.........................................    5

Section  5.   Eligibility............................................    5

Section  6.   Options................................................    6

Section  7.   Restricted Share Awards................................    8

Section  8.   Performance Awards.....................................   10

Section  9.   Stock Appreciation Rights..............................   12

Section 10.   Restricted Shares for Eligible Directors...............   13

Section 11.   Non-Assignability of Incentive Awards..................   17

Section 12.   Change of Control......................................   17

Section 13.   Taxes..................................................   18

Section 14.   Compliance with Laws and Exchange Requirements.........   19

Section 15.   Amendment and Termination of Plan......................   19

Section 16.   Notices................................................   19

Section 17.   Benefits of Plan.......................................   20

Section 18.   Pronouns and Plurals...................................   20

Section 19.   Stockholder Approval and Term of Plan..................   20
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                            1989 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.

      The purpose of this 1989 Stock Incentive Plan (the "Plan") is to promote the long-term success of TBC Corporation (the "Company") by providing financial incentives to officers, key employees and non-employee directors of the Company and its subsidiaries who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries and to encourage such individuals to acquire a proprietary interest in the Company through stock ownership, to continue employment with the Company and its subsidiaries, and to render superior performance during such employment. To accomplish the purposes of the Plan, the Board of Directors of the Company may grant Incentive Awards, as hereinafter defined, in such amounts and on such conditions as it deems appropriate, subject to the provisions of the Plan.

SECTION 2. DEFINITIONS.

      (a) "Board" means the Board of Directors of the Company.

      (b) "Change of Control" means and shall be deemed to have occurred on (i) the date upon which the Company is provided a copy of a Schedule 13D, filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 indicating that a group or person, as defined in Rule 13d-3 under said Act, has become the beneficial owner of 20% or more of the outstanding Voting Shares of the Company or the date upon which the Company first learns that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares of the Company if a Schedule 13D is not filed; (ii) the date of a change in the composition of the Board such that individuals who were members of the Board on the date two years prior to such change (or who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by the Company's stockholders, by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board; (iii) the date the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving or parent entity) at least 80% of the total voting power represented by the Voting Shares of the Company or such

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surviving or parent entity outstanding immediately after such merger or consolidation; or (iv) the date stockholders of the Company approve a plan of complete Liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

      (c) "Code" means the Internal Revenue Code of 1986, as amended.

      (d) "Committee" means the committee referred to in Section 4.

      (e) "Eligible Director" means any director of the Company or any Subsidiary who is not also an employee of the Company or any Subsidiary.

      (f) "Employee" means officers and any other full-time employees of the Company or any of its Subsidiaries.

      (g) "Fair Market Value" means the mean of the closing bid and asked quotations in the over-the-counter market on the date the value of a Share is to be determined, as reported by the National Association of Securities Dealers, through NASDAQ; or in the event the Shares are listed on any exchange or on the NASDAQ National Market System, the closing price on such exchange or in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. through NASDAQ, on the date the value of a Share is to be determined or, if there are no sales on such date, the mean of the bid and asked price for Shares on such exchange or in the over-the-counter market, as reported by the National Association of Securities Deals, Inc. through NASDAQ, at the close of business on such date. In the event there is no public market for the Shares, then Fair Market Value of a Share shall be determined by the Committee by such method as is consistent with the provisions of the Code or the regulations of the Treasury Department promulgated thereunder.

      (h) "Incentive Award" means an Option, Restricted Share Award (granted under either Section 7 or Section 10 of the Plan), Performance Award or Stock Appreciation Right granted under the Plan.

      (i) "Incentive Stock Option" means an Option that is an Incentive Stock Option, as defined in Section 422 of the Code.

      (j) "Meeting" means the Annual Meeting of the Stockholders of the Company.

      (k) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

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      (l) "Option" means a right to purchase Shares at a Specified price;
"Optionee" means the holder of an Option.

      (m) "Participant" means an Employee or Eligible Director selected to receive an Incentive Award.

      (n) "Performance Award" means a right to receive Shares, cash, or a combination thereof, contingent upon the attainment of performance objectives determined in the discretion of the Committee as more fully set forth at Section 8 hereof.

      (o) "Restricted Share Award" means a right, granted under either Section 7 or Section 10 hereof, to receive Shares that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met; "Restricted Shares" means Shares which are the subject of a Restricted Share Award; and "Restricted Period" means, in the case of Employees, the period established by the Committee pursuant to Section 7(a) and, in the case of Eligible Directors, the period established pursuant to Section 10(b).

      (p) "Shares" means the shares of Common Stock of the Company.

      (q) "Stock Appreciation Right" shall have the meaning set forth at Section 9.

      (r) "Subsidiary" means any entity more than 50% of the voting control of which is held, directly or indirectly, by the Company.

      (s) "Tax Date" means the date as of which the amount of the withholding tax payment with respect to the exercise of a Nonqualified Stock Option, the termination of the Restricted Period of Restricted Shares or the payment of a Performance Award is calculated.

      (t) "Voting Shares" means any securities of the Company which vote generally in the election of directors.

      (u) "Valuation Date" means the date that the election to exercise the Stock Appreciation Right is received by the Committee.

SECTION 3. SHARES SUBJECT TO THE PLAN.

      (a) Maximum Number. The maximum number of Shares that may be subject to Incentive Awards granted pursuant to the Plan shall be 1,125,000(1) less the number of Shares subject to options

-------------------
(1) Not adjusted for stock splits after the adoption of the Plan.

                                      -3-
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granted under the Company's 1983 Stock Option Plan through the date of its termination on April 27, 1989 and further subject to adjustment in accordance with Section 3(b). The Shares which may be issued pursuant to Incentive Awards may be authorized and unissued Shares or Shares held in the Company's treasury. In the event of a lapse, expiration, termination, or cancellation of any Incentive Award granted under the Plan without the issuance of Shares or the payment of cash, or if Shares are issued under a Restricted Share Award and are reacquired by the Company as a result of rights reserved upon the issuance thereof, or if the exercise of a Stock Appreciation Right results in the cancellation of an Option granted in tandem with the Stock Appreciation Right, the Shares subject to or reserved for such Incentive Award shall no longer be charged against said maximum number of Shares and may again be used for new Incentive Awards.

      (b) Recapitalization Adjustment. In the event of any change affecting the Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate change, or any distribution to a holder of Shares other than ordinary cash dividends, the Committee shall make such adjustment, if any, as it may deem appropriate to avoid dilution in the number and kind of shares authorized for issuance under the Plan, in the number and kind of shares covered by Incentive Awards and, in the case of options, in the option price.

SECTION 4. ADMINISTRATION.

      (a) Committee. The Plan shall be administered by a Committee of the Board, comprised of three or more directors, who shall from time to time be appointed by, and serve at the pleasure of, the Board.

      (b) Authority. The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion from time to time (i) to designate from Employees the persons who shall be granted Incentive Awards;
(ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; (iii) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan; and (iv) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

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      (c) Committee Actions. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee. All such actions shall be final, conclusive, and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Incentive Award thereunder. In the performance of their duties, the members of this Committee shall be fully protected in relying in good faith upon information provided by the Company's officers or auditors.

SECTION 5. ELIGIBILITY AND INCENTIVE AWARDS.

      (a) Eligible Employees and Directors. The Committee may grant Incentive Awards to officers and other key Employees. Incentive Awards shall be granted to Eligible Directors in accordance with Section 10 hereof.

      (b) Incentive Awards. Incentive Awards may be granted in any one or more combinations of (i) Incentive Stock Options, (ii) Nonqualified Stock Options,
(iii) Restricted Share Awards, and (iv) Performance Awards. All Incentive Awards shall be subject to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan, including, without limitation, designation of Employees, the form, amount and timing of Incentive Awards, the terms and provisions of Incentive Awards, and the written agreements evidencing Incentive Awards, need not be uniform and may be made selectively among Employees who receive, or are eligible to receive, Incentive Awards hereunder, whether or not such Employees are similarly situated.

      (c) Employment. The Plan and the Incentive Awards granted hereunder shall not confer upon any Participant the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of a Participant at any time and for any reason.

SECTION 6. OPTIONS.

      The Committee may grant Incentive Stock Options and Nonqualified Stock Options and such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

            (a) Written Agreement. The terms and conditions of each Option granted under the Plan shall be set forth in a written agreement, the form of which shall be approved by the Committee.

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            (b) Option Price. The Option price per Share with respect to each
      Option shall be determined by the Committee but shall not be less than the par value of a Share.

            (c) Period of Option. The period of each Option shall be fixed by the Committee subject to the limitations in Section 6(e) with respect to Incentive Stock Options.

            (d) Exercise of Option. An Option may be exercised with respect to all Shares covered thereby or may be exercised with respect to a specified number of Shares over a specified period or periods as determined by the Committee. Any Shares not purchased during a specified period may be purchased thereafter at any time prior to the expiration of the Option unless the Committee determines otherwise.

            (e) Limits on Incentive Stock Options.

                  (i) The option price of an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the date such option is granted.

                  (ii) No Incentive Stock Option shall be granted to an Employee who possesses, directly or indirectly, at the time of grant more than 10% of the combined voting power of all classes of stock of the Company unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Option on the date such Option is granted and such Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

                  (iii) No Incentive Stock Option may be granted on or after the tenth anniversary of the adoption of the Plan by the Board.

                  (iv) No Incentive Stock Option may be exercised more than ten years after the date of grant.

                  (v) The aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by such individual in any calendar year (under the Plan and all other plans of the Company and any Subsidiary) shall not exceed $100,000, or such other maximum amount permitted by the Code. In the event that the ability to exercise an Incentive Stock Option would otherwise violate this Subsection, then (a) the cumulative amount of Incentive Stock Options exercisable in a calendar year shall be limited as

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            provided in this Subsection (with the determination of exercisable
            Incentive Stock Options being made in order of grant), and (b) the portion of any Incentive Stock Options thereby rendered nonexercisable shall, subject to the foregoing, become exercisable during the remaining period of the Option.

            (f) Notice of Exercise and Payment. An Option granted under the Plan may be exercised by the Optionee giving written notice of exercise to the Committee and paying the option price in full at such time. An Option shall be deemed exercised on the date the Committee receives written notice of exercise, together with full payment for the Shares purchased. The option price shall be paid to the Company either in cash, by delivery to the Company of Shares already-owned by the Optionee or any combination of cash and such Shares. In addition, payment may be made by delivering an exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the option price. In the event already-owned Shares are used to pay all or a portion of the option price, the amount credited to payment of the option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

            (g) Special Payment Provisions for Nonqualified Options. Upon the exercise of a Nonqualified Option, the Company,at the discretion of the Committee, may pay the exercising party a cash lump sum which is equivalent to the net tax savings to the Company, as determined by the Committee, arising from the tax deduction available to the Company through such exercise, where applicable, under the Code.

            (h) Fractional Shares. No fractional Shares shall be issued pursuant to the exercise of an Option, nor shall any cash payment be made in lieu of fractional Shares.

SECTION 7. RESTRICTED SHARE AWARDS.

      The Committee may issue Shares to an Employee subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Restricted Share Award:

            (a) General. With respect to each grant of Restricted Shares, the Committee, in its sole discretion, shall determine the period during which the restrictions set forth

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      at Subsection 7(b) shall apply to the Restricted Shares (the "Restricted
      Period").

            (b) Restrictions. At the time of grant of Restricted Shares to an Employee, the number of Shares granted shall be issued in the Employee's name in uncertificated form. The Employee shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) subject to Section 7(c), the Employee shall not be entitled to delivery of a Share certificate until the expiration of the Restricted Period; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all of the Restricted Shares shall be forfeited and all rights of the Employee to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Employee remains in the continuous employment of the Company for the entire Restricted Period in relation to which such Restricted Shares were granted, except as provided by Section 7(c). Any Shares received with respect to Restricted Shares as a result of a recapitalization adjustment defined in Section 3(b) shall be subject to the same restrictions as such Restricted Shares.

            (c) Termination of Employment.

                  (i) Retirement. If an Employee ceases to be employed by the Company prior to the end of a Restricted Period by reason of normal retirement under a retirement plan of the Company or the Employee otherwise retires with the consent of the Company, the number of Restricted Shares granted to such Employee for such Restricted Period shall be reduced in proportion to the Restricted Period (determined on a quarterly basis) remaining after the Employee ceases to be an Employee and all restrictions on such reduced number of Shares shall lapse. A certificate for such Shares shall be delivered to the Employee in accordance with the provisions of Section 7(d) hereof. The Committee may, if it deems appropriate, direct that the Employee receive a greater number of Shares free of all restrictions but not exceeding the number of Restricted Shares then subject to the restrictions of Section 7(b).

                  (ii) Death. If an Employee ceases to be employed by the Company prior to the end of a Restricted Period by reason of death, the Restricted Shares granted to such Employee shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to the

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      Employee's beneficiary or estate in accordance with the provisions of
      Subsection 7(d).

                  (iii) All Other Terminations. If an Employee ceases to be an Employee prior to the end of a Restricted Period for any reason other than retirement or death, the Employee shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow an Employee whose employment has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(b) and all restrictions applicable to such retained Shares shall lapse. A certificate for such retained Shares shall be delivered to the Employee in accordance with the provisions of Section 7(d).

            (d) Delivery of Restricted Shares; Payment for Fractional Shares. At the end of the Restricted Period or at such earlier time as provided for in Subsection 7(c), all restrictions applicable to the Restricted Shares shall lapse and a Share certificate for a number of Shares equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Employee or his beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional Share to the Employee or his beneficiary or estate, as the case may be.

SECTION 8. PERFORMANCE AWARDS.

      The Committee may grant to Employees Performance Awards which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Performance Award:

            (a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Award the period of time during which a Performance Award may be earned ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, Subsidiary or division during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income, or any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

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            (b) Payment of Performance Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Award shall be expressed in terms of Shares and referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company, Subsidiary or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Award shall be paid. The Committee, in its discretion, may elect to make payment in Shares, cash or any combination of Shares and cash. Any payment shall be based on the Fair Market Value of Performance Shares on the last day of the Award Period.

            (c) Revision of Performance Goals. At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, Subsidiary or division and which in the judgment of the Committee make the application of the Performance Goals inappropriate unless a revision is made.

            (d) Requirement of Employment. A grantee of a Performance Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its sole discretion, provide for a full or partial payment where such an exception is deemed equitable.

            (e) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Award, or thereafter, provide that any dividends declared on Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) used to increase the number of Performance Shares of the grantee subject to the provisions of the Performance Award.

SECTION 9. STOCK APPRECIATION RIGHTS.

      The Committee may, at any time, in its discretion, grant a right to receive the appreciation in the Fair Market Value of Shares ("Stock Appreciation Right") either separately or in tandem with Options. Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

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            (a) Time and Period of Grant. A Stock Appreciation Right granted in tandem with an Option may be granted either at the time the Option is granted or at any time thereafter prior to the expiration of the Option. If a Stock Appreciation Right is granted in tandem with an Option, the Committee may limit the exercise period for such Stock Appreciation Right, provided that the Stock Appreciation Right may not be exercised after the expiration of the Option to which the Stock Appreciation Right is attached.

            (b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted in tandem with an Option, the Optionee will be entitled to surrender the Option which is then exercisable and receive in exchange therefor an amount in cash equal to the excess of the Fair Market Value of a Share on the Valuation Date over the Option price multiplied by the number of Shares covered by the Option or portion thereof which is surrendered. In the event a Stock Appreciation Right granted in tandem with an Option is exercised, the right of the Optionee to exercise the related Option shall be cancelled to the extent Shares covered by such Option are used to calculate cash paid upon exercise of the related Stock Appreciation Right. The right of an Optionee to exercise a Stock Appreciation Right shall be canceled if and to the extent that the related option is exercised. If a Stock Appreciation Right is granted separately from an Option, the Optionee will receive upon exercise of the Stock Appreciation Right an amount in cash equal to the excess of the Fair Market Value of a Share on the Valuation Date over the Fair Market Value of a Share on the date of grant multiplied by the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, in no event shall the exercise value of a Stock Appreciation Right issued in connection with an Incentive Stock Option exceed the maximum permissible exercise value for such a right under the Code and the regulations and interpretations issued pursuant thereto.

            (c) Exercise of Rights and Payment. A Stock Appreciation Right which is in tandem with an option may be exercised when the related Option is exercisable, provided, however, such a Stock Appreciation Right may only be exercised on a date or dates on which the Fair Market Value of a Share exceeds the Option price per Share applicable to the related Option. A Stock Appreciation Right which is granted separate from an Option may be exercised at such times as specified in the written instrument evidencing such right. An Employee may exercise a Stock Appreciation Right by giving written notice of exercise, specifying the number of Shares as to which the right is exercised, to the Committee. Provided the exercise is valid and in accordance

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      with the terms of the Plan, the Company shall promptly, after the receipt of such a notice, pay to the Employee the cash to which he is entitled. If a Stock Appreciation Right has not been exercised, cancelled, terminated or expired on the last day of the term of such Stock Appreciation Right, the holder of such Stock Appreciation Right will automatically receive a cash payment from the Company in an amount, if any, that would be payable if the Stock Appreciation Right is exercised on such date.

SECTION 10. RESTRICTED SHARES FOR ELIGIBLE DIRECTORS.

            (a) Grant of Restricted Shares to Eligible Directors. On the date of the 1989 Meeting and on the date of each Meeting thereafter while the Plan is in effect (each such date is hereinafter referred to as a "Grant Date"), each then Eligible Director shall be granted (i) in the case of Grant Dates prior to 2003, a number of Restricted Shares determined by dividing $5,000 by the Fair Market Value of a Share on the Grant Date (rounded to the nearest whole Share); (ii) in the case of Grant Dates occurring in 2003, 2004, and 2005, a number of Restricted Shares determined by dividing $10,000 by the Fair Market Value of a Share on the Grant Date (rounded to the nearest whole Share); and (iii) beginning with the Grant Date occurring in 2006 and on each Grant Date thereafter, 1,000 Restricted Shares.

            (b) Terms and Conditions of Restricted Shares.

                  (i) Subject to the provisions of paragraph (ii) of this
      Section 10(b), Restricted Shares issued to Eligible Directors pursuant to the Plan shall be subject to the following restrictions:

                        (1) the restrictions on the Restricted Shares shall
            apply for the period ("Restricted Period") commencing on the Grant Date (as defined in Section 10(a)) and ending on (i) the third anniversary of the Grant Date for one-third (1/3) of the Restricted Shares to the nearest whole Share, (ii) the fourth anniversary of the Grant Date for one-third (1/3) of the Restricted Shares to the nearest whole Share, and (iii) the fifth anniversary of the Grant Date for the balance of such Restricted Shares.

                        (2) the Eligible Director shall not be entitled to
            receive delivery of a certificate or certificates for such Restricted Shares until the expiration of the Restricted Period;

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                        (3) such Restricted Shares shall not be sold,
            transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period; and

                        (4) all such Restricted Shares shall be forfeited and
            all right of the Eligible Director to such Restricted Shares shall terminate without further obligation on the part of the Company if the Eligible Director ceases to be a director of the Company prior to the end of the Restricted Period.

            (ii) Notwithstanding the provisions of subparagraph (b)(i) of this
      Section 10, in the event an Eligible Director ceases to be a director of the Company prior to the end of a Restricted Period as a result of such Eligible Director's death, disability, normal retirement in accordance with the Company's policies, or failure to obtain sufficient votes at a Meeting to be re-elected as a director, then the restrictions set forth in subparagraph (b)(i) of this Section 10 shall cease to apply on a date 30 days thereafter, if the associated Tandem Options are not exercised pursuant to Section 10(d)(iv)(b).

            (iii) Upon the occurrence of a Change in Control, all of the restrictions set forth in subparagraph (b)(i) of this Section 10 shall cease to apply on a date thirty days thereafter, if the associated Tandem Options are not exercised pursuant to Section 10(d)(iv)(b), to all Restricted Shares issued pursuant to the Plan, except to the extent that the lapse of such restrictions would, in the opinion of counsel selected by the Company's independent auditors, constitute "parachute payments" in the meaning of Section 28OG(b)(2)(A) of the Code and, when added to any other "parachute payments" which would be received by the Eligible Director pursuant to the terms of any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control of the Company or any person affiliated with the Company or such person, would be subject to the tax imposed by Section 4999 of the Code.

            If the lapse of the restrictions arising from a Change in Control would so subject an Eligible Director to Section 4999 of the Code, the Restricted Shares of the Eligible Director (to the extent otherwise subject to Section 4999) shall be forfeited and returned to the status of authorized and unissued Shares. At the time of such forfeiture, the Company shall transfer to a trust for the benefit of the Eligible Director cash in an

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

      amount determined by multiplying the number of Restricted Shares forfeited by the Market Value of a Share on the date of the Change in Control. If the Eligible Director remains a director of the Company until the date that the restrictions on the forfeited Restricted Shares would have ceased to apply, then, on such date, such cash and all amounts earned thereon shall be distributed to the Eligible Director. If the Eligible Director does not remain a director of the Company until such date, such cash and the earnings thereon shall be paid over to the Company. The selection of the trustee(s), the determination of the terms of the trust, and all other matters relating to the creation and operation of the trust shall, subject to the express provisions of this paragraph, be at the discretion of the Committee.

            (iv) At the end of the Restricted Period, or at such earlier time as is provided for in subparagraphs (b)(ii) or (b)(iii) of this Section 10, the restrictions applicable to the Restricted Shares pursuant to this
      Section 10 shall cease and a Share certificate for the number of Restricted Shares with respect to which the restrictions have ceased shall be delivered, free of all such restrictions and all restrictive legends, to the Eligible Director or the Eligible Director's beneficiary or estate, as the case may be.

      (c) Additional Restrictions. At the time of grant of Restricted Shares to an Eligible Director, the number of Shares granted shall be issued in his name in uncertificated form. The Eligible Director shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares. Any Shares received with respect to Restricted Shares as a result of a recapitalization adjustment pursuant to Section 3(b) shall be subject to the same restrictions as such Restricted Shares.

      (d) Grant of Non-Statutory Stock Options to Eligible Directors. The Company shall grant to the Eligible Director in tandem with each Restricted Share granted prior to 2006 pursuant to Section 10(a) four (4) Nonqualified Stock Options ("Tandem Options") subject to the following terms and conditions:

            (i) The option price of the Tandem option shall be the Fair Market Value of a Share on the date of grant.

            (ii) The right of the Optionee to exercise a Tandem Option shall be cancelled if and to the extent that the related Restricted Share is no longer subject to the restrictions in Section 10. In the event that Tandem

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

      Options are exercised, the right of the Eligible Director to receive the Restricted Shares granted in tandem with said Options shall be forfeited.

            (iii) The four Tandem Options granted in tandem with each Restricted Share must be exercised at the same time. No Tandem Options shall be exercisable within 12 months of the Grant Date of the Option.

            (iv) Tandem Options may only be exercised on a date or dates on which the aggregate Option Spread (measured as the difference between the Fair Market Value of a Share on the date of exercise less the option exercise price) for the four Tandem Options equals or exceeds 110% of the Fair Market Value of the associated Restricted Share on the date of exercise of the Tandem Options. Notwithstanding the preceding sentence, Tandem Options may be exercised (a) during the 60 day period preceding the date on which the Restricted Period applicable to the associated Restricted Share ends and (b) during the 30-day period following the termination of restrictions on the Restricted Shares pursuant to Section 10(b)(ii) or 10(b)(iii).

            (v) The exercise of and payment for the Shares issuable upon exercise of a Tandem Option shall be in accordance with the provisions of
      Section 6(f) of the Plan.

SECTION 11. NON-ASSIGNABILITY OF INCENTIVE AWARDS.

      No Incentive Award granted under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by the Participant, otherwise than by will, by designation of a beneficiary after death, or the laws of descent and distribution, or be made subject to execution, attachment or similar process. Each Incentive Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

SECTION 12. CHANGE OF CONTROL.

      In order to maintain all of the Participant's rights in the event of a Change of Control of the Company, the Committee, in its sole discretion, may, as to any Incentive Award, either at the time that an Incentive Award is made or any time thereafter, take any one or more of the following actions:

            (a) provide for the acceleration of any time periods relating to the exercise or realization of any such award, so

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

      that such award may be exercised or realized in full on or before a date fixed by the Committee,

            (b) provide for the purchase of any such award by the Company for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of such Employee's rights had such award been currently exercisable or payable,

            (c) make such adjustment to any such award then outstanding as the Committee deems appropriate in light of a Change of Control, or

            (d) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation, if any, in connection with a Change of Control.

SECTION 13. TAXES.

      (a) Withholding for Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Incentive Award the amount of any tax attributable to any amounts payable under any Incentive Award and the Company may defer making payment of any Incentive Award if any such tax, charge, or assessment may be pending until indemnified to its satisfaction.

      (b) Use of Shares to Pay Withholding Taxes. With the approval of the Committee, the holder of a Nonqualified Stock Option, a Restricted Share Award (under either Section 7 or Section 10 of the Plan) or a Performance Award may elect to have the Company retain from the Shares to be issued upon the exercise of such an Option, the termination of the restrictions on a Restricted Share Award, or the payment of a Performance Award, as the case may be, Shares having a Fair Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made by the holder with respect to such option (up to a maximum amount determined by the holder's top marginal tax rate) in lieu of making such payments in cash. The Committee may establish from time to time rules or limitations with respect to the right of a holder to elect to have the Company retain Shares in satisfaction of withholding payments.

SECTION 14. COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS.

      No Option or Stock Appreciation Right shall be granted and no Shares shall be issued in connection with any Incentive Award unless the grant of the Option or the Stock Appreciation Right and the issuance and delivery of Shares or cash pursuant to the Incentive Award shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

SECTION 15. AMENDMENT AND TERMINATION OF PLAN.

      (a) Amendment. The Board may from time to time amend the Plan, or any provision thereof, in such respects as the Board may deem advisable except that it may not amend the Plan without stockholder approval so as to increase the maximum number of Shares that may be issued under the Plan except in accordance with Section 3(b).

      (b) Termination. The Board may at any time terminate the Plan.

      (c) Effect of Amendment or Termination. Any amendment or the termination of the Plan shall not adversely affect any Incentive Award previously granted and such Incentive Award shall remain in full force and effect as if the Plan had not been amended or terminated.

SECTION 16. NOTICES.

      Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Committee shall be addressed as follows: TBC Corporation, 4770 Hickory Hill Drive, Post Office Box 18342, Memphis, Tennessee 38181-0342, Attention:
Compensation Committee. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by the Company on its books and records. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

SECTION 17. BENEFITS OF PLAN.

      This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Participant and all rights granted to the Company under this Plan shall be binding upon the Participant's heirs, legal representatives and successors.

SECTION 18. PRONOUNS AND PLURALS.

      All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

SECTION 19. STOCKHOLDER APPROVAL AND TERM OF PLAN.

      The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding Shares and shall continue in effect until terminated pursuant to Section 15.

                                   * * * * * *

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